As filed with the Securities and Exchange Commission on December 1, 2010

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

hhgregg, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8819207
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street, Indianapolis, Indiana 46240

(Address of Principal Executive Offices) (Zip Code)

hhgregg, Inc.

2007 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Dennis L. May

Chief Executive Officer

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

(Name and address of Agent for Service)

(317) 848-8710

Telephone Number, Including Area Code, of Agent for Service

Copy to:

Christina Melendi, Esq.

BINGHAM MCCUTCHEN LLP

399 Park Avenue

New York, NY 10022

(212) 705-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $.0001 par value	3,000,000	$25.17	$75,510,000	$5,383.86

(1)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement, and this registration statement will cover the additional securities resulting from such a transaction.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock of hhgregg, Inc. reported on the New York Stock Exchange on November 29, 2010. Pursuant to General Instruction E, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to shares of the Common Stock, par value $0.0001 per share (the “Common Stock”), of hhgregg, Inc. (the “Registrant”), which may be issued under the Registrant’s 2007 Equity Incentive Plan, as amended (the “Plan”). This Registration Statement is being filed to register an additional 3,000,000 shares of the Registrant’s Common Stock subject to issuance under the Plan. Accordingly, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-144764), as filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2007, covering an aggregate of 6,978,666 shares of Common Stock that may be issued pursuant to the Plan and the Registrant’s 2005 Stock Option Plan.

The Registrant’s stockholders approved an amendment to the Plan increasing the authorized number of shares of Common Stock issuable under the Plan from 3,000,000 shares to 6,000,000 shares at the 2010 annual meeting of stockholders held on August 3, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	hhgregg, Inc. 2007 Equity Incentive Plan, as amended.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in signature page to Registration Statement).

[Remainder of page intentionally left blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 30th day of November, 2010.

HHGREGG, INC.

By:	/S/ DENNIS L. MAY
Dennis L. May, Chief Executive Officer (Principal Executive Officer)

By:	/S/ JEREMY J. AGUILAR
Jeremy J. Aguilar, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis L. May and Jeremy J. Aguilar his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ JERRY W. THROGMARTIN	Executive Chairman and Director	November 30, 2010
Jerry W. Throgmartin

/S/ DENNIS L. MAY	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2010
Dennis L. May

/S/ JEREMY J. AGUILAR	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2010
Jeremy J. Aguilar

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Signature	Title	Date

/S/ LAWRENCE P. CASTELLANI	Director	November 30, 2010
Lawrence P. Castellani

/S/ BENJAMIN D. GEIGER	Director	November 30, 2010
Benjamin D. Geiger

/S/ CATHERINE A. LANGHAM	Director	November 30, 2010
Catherine A. Langham

/S/ JOHN M. ROTH	Director	November 30, 2010
John M. Roth

/S/ CHARLES P. RULLMAN	Director	November 30, 2010
Charles P. Rullman

/S/ MICHAEL L. SMITH	Director	November 30, 2010
Michael L. Smith

/S/ PETER M. STARRETT	Director	November 30, 2010
Peter M. Starrett

/S/ KATHLEEN C. TIERNEY	Director	November 30, 2010
Kathleen C. Tierney

/S/ DARELL E. ZINK	Director	November 30, 2010
Darell E. Zink

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	hhgregg, Inc. 2007 Equity Incentive Plan, as amended.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in signature page to Registration Statement).

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